Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Announces First Quarter 2015 Financial Results

LITTLETON, MA—(MARKET WIRE)—May 15, 2015 — Dover Saddlery, Inc. (NASDAQ:DOVR - News), the leading omni-channel retailer of equestrian products, today reported financial results for the first quarter ended March 31, 2015.

Total revenues for the first quarter of 2015 increased 16.0% to $22.8 million, from $19.7 million achieved in the first quarter of 2014. Revenues in the retail channel increased 27.4% to $11.2 million from $8.8 million, due primarily to the opening of new stores in 2014; while same-store sales for the first quarter of 2015 increased 3.0%.

The net loss for the first quarter of 2015 was $(776,000), or $(0.14) per diluted share, compared to $(543,000) or $(0.10) per diluted share in the first quarter of the prior year.

“I am pleased to report that the Dover Saddlery stores opened in 2014 performed very well in the first quarter of this year,” commented Stephen L. Day, president and CEO of Dover Saddlery. “Our store in Wellington, Florida has had a very strong first winter season and is now well-established as our flagship store in the South. During the first quarter, we opened two additional Dover Saddlery retail stores – the first in Latham, NY and the second in Pittsburgh, PA. Both locations had very strong Grand Opening weekends with customers travelling long distances to experience and shop a Dover Saddlery store. During the quarter there was an increase in selling, general and administrative expenses, due primarily to increased marketing costs and increased labor and lease expenses associated with the two new stores that we opened during this period.”

Adjusted EBITDA for the first quarter of 2015 was $(652,000), compared to $(479,000) in the first quarter of 2014. A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted EBITDA measure is provided in the table accompanying this press release.

Business Outlook 2015

Dover Saddlery is planning to open a total of five to seven retail stores in 2015.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 4:30 P.M. EDT today to discuss the first quarter 2015 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/, this web cast will be archived for a year.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2015, the prospects for overall revenue growth, expense ratios, growth in the retail channel, profitability, and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2015	2014

Revenues, net- direct	$11,648	$10,912
Revenues, net – retail stores	11,207	8,800

Revenues, net — total	22,855	19,712
Cost of revenues	14,419	12,637

Gross profit	8,436	7,075
Selling, general and administrative expenses	9,628	8,024

Loss from operations	(1,192)	(949)
Interest expense, financing and other related costs, net	179	142
Other investment income (loss), net	23	(2)

Loss before income tax benefit	(1,348)	(1,093)
Benefit for income taxes	(572)	(550)

Net loss	$(776)	$(543)

Net loss per share
Basic	$(0.14)	$(0.10)

Diluted	$(0.14)	$(0.10)

Number of shares used in per share calculation
Basic	5,409,000	5,352,000
Diluted	5,409,000	5,352,000

Other Operating Data:

Number of retail stores(1)	27	22
Capital expenditures	775	339
Gross profit margin	36.9%	35.9%

(1)	Includes twenty-six Dover-branded stores and one Smith Brothers store.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
 (In thousands, unaudited)

	Three Months Ended
	March 31,	March 31,
	2015	2014
Net loss	$(776)	$(543)

Other comprehensive loss net:
Change in fair value of interest rate swap contract, net of tax	1	9

Total comprehensive loss	$(775)	$(534)

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	March 31,	Dec. 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$452	$315
Accounts receivable	1,314	1,644
Inventory	32,357	28,260
Prepaid catalog costs	706	1,267
Prepaid expenses and other current assets	2,715	1,943
Deferred income taxes	520	347

Total current assets	38,064	33,776
Net property and equipment	7,372	7,019

Other assets:
Deferred income taxes	1,551	1,772
Goodwill	1,244	—
Intangibles and other assets, net	727	717

Total other assets	3,522	2,489

Total assets	$48,958	$43,284

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations and outstanding checks	$922	$1,522
Current portion – term notes	786	786
Current portion – Capex term loan	1,056	792
Accounts payable	3,259	2,577
Accrued expenses and other current liabilities	6,463	7,432
Income taxes payable	—	551
Total current liabilities	12,486	13,660

Long-term liabilities:
Revolving line of credit	10,573	3,992
Capex term loan, net of current portion	3,544	4,006
Term notes, net of current portion	3,143	3,339
Promissory Notes	1,600	—
Capital lease obligation, net of current portion	50	57
Interest rate swap contract	126	128

Total long-term liabilities	19,036	11,522
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 6,205,357 issued and 5,409,492 outstanding as of March 31, 2015 and December 31, 2014	1	1
Additional paid in capital	46,965	46,856
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(88)	(89)
Accumulated deficit	(23,360)	(22,584)

Total stockholders’ equity	17,436	18,102

Total liabilities and stockholders’ equity	$48,958	$43,284

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance, and the Company ties its executive and employee bonus pools directly to this measure. We also believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended
	March 31,	March 31, 2014
	2015
Net loss	$(776)	$(543)
Depreciation	422	342
Amortization of intangible assets	9	18
Stock-based compensation	109	110
Interest expense, financing and other related	179	142
costs, net
Other investment (income) loss, net	(23)	2
Benefit for income taxes	(572)	(550)

Adjusted EBITDA	$(652)	$(479)